Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS FIRST QUARTER NET INCOME OF $40.2 MILLION OR $1.49 PER DILUTED SHARE

HAMILTON, Bermuda (May 5, 2014) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months ended March 31, 2014.

"Argo’s first quarter results demonstrate continued progress on our initiatives to expand margins and grow our platform,” said Argo Group CEO Mark E. Watson III.  “We remain focused on underwriting excellence and finding ways to expand our more profitable business lines while confronting a more challenging market environment."

HIGHLIGHTS FOR THE FIRST QUARTER ENDED MARCH 31, 2014:
●	Gross written premiums were $463.1 million, an increase of $24.9 million or 5.7% over the first quarter of 2013.
●	The combined ratio was 95.5% compared to 99.4% in the first quarter of 2013.
●
Net favorable prior-year reserve development was $8.9 million (benefiting the combined ratio by 2.7 points), compared with $4.5 million (benefiting the combined ratio by 1.5 points) in the first quarter of 2013.

●	Estimated pre-tax catastrophe losses were $4.2 million or 1.3 points on the combined ratio compared to $1.9 million or 0.6 points in the first quarter of 2013.
●	The current accident year loss ratio, excluding catastrophes, was 57.5% compared to 57.9% in the first quarter of 2013.
●	Net income was $40.2 million or $1.49 per diluted share compared to $32.7 million or $1.16 per diluted share in the first quarter of 2013.
●	After-tax operating income was $25.1 million or $0.93 per diluted share compared to $20.1 million or $0.71 per diluted share in the first quarter of 2013.
●	Book value per share increased 2.3% to $60.29 from $58.96 at Dec. 31, 2013.
●	During the quarter the Company repurchased $7.5 million or 165,184 shares of its common stock at an average price of $45.37, which represents 0.6% of net shares outstanding at Dec. 31, 2013.

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Notes:
All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013 to stockholders of record on June 3, 2013.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income at an assumed 20% effective tax rate excluding net realized investment gains/losses and foreign currency exchange gains/losses.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess and Surplus Lines segment reported gross written premiums of $140.0 million in the first quarter, up $12.4 million or 9.7% from the first quarter of 2013. Growth was driven primarily in certain specialty casualty lines of business.  Net written premiums were down 2.5% to $98.2 million, and earned premiums were up 11.7% to $117.4 million.  The decline in premiums written reflects changes to the accounting for certain reinsurance contracts in this segment. Underwriting income was $12.4 million for the quarter, compared to $4.6 million for the first quarter of 2013.  The first quarter 2014 combined ratio of 89.4% compares to 95.6% in the prior-year quarter.  Net favorable prior-year reserve development was $8.0 million in the first quarter of 2014 and benefited the combined ratio by 6.8 points compared to $5.2 million or 5.0 points on the combined ratio in the first quarter of 2013.  Catastrophe losses for the quarter were $1.8 million or 1.5 points on the combined ratio compared to catastrophe losses of $0.8 million or 0.8 points in the first quarter of 2013.

Commercial Specialty

Commercial Specialty reported gross written premiums of $105.9 million in the first quarter, down slightly from $106.1 million in the first quarter of 2013.  Declines due to portfolio repositioning in our public entity unit were offset by new product initiatives and strong renewal retention at Argo Insurance and growth at Argo Surety. Net written premiums were down 5.1% to $68.0 million, and earned premiums were down 4.7% to $71.7 million. The segment reported an underwriting loss of $1.1 million for the quarter compared to underwriting income of $1.0 million in the first quarter of 2013.  The combined ratio for the first quarter of 2014 was 101.5% compared to 98.6% in the prior-year quarter.  Net unfavorable prior-year reserve development was $2.0 million in the first quarter of 2014 and represented 2.8 points on the combined ratio, compared to unfavorable prior-year reserve development of $1.1 million or 1.5 points on the combined ratio in the first quarter of 2013.  Losses from catastrophes were $1.4 million or 2.0 points on the combined ratio compared to $1.1 million or 1.5 points on the combined ratio in the first quarter of 2013.   This quarter’s combined ratio was also impacted by a modest increase in larger property losses that were not related to a specific identified catastrophe event.

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International Specialty

International Specialty reported gross written premiums of $83.2 million in the first quarter, up $5.0 million or 6.4% from the first quarter of 2013.  Growth was driven by our Casualty and Professional lines business in Bermuda and our operation in Brazil.  Net written premiums were up 3.9% to $33.5 million and earned premiums were up 13.1% to $37.0 million. Underwriting income was $5.8 million for the quarter, compared to $3.3 million for the first quarter of 2013, reflecting a combined ratio of 84.1% compared with 89.6% in the prior-year quarter. Net unfavorable prior-year reserve development was $0.4 million in the first quarter of 2014 and represented 1.1 points on the combined ratio compared to unfavorable prior-year reserve development of $0.9 million or 2.9 points in the first quarter of 2013. Catastrophe losses for the quarter were $1.0 million or 2.7 points on the combined ratio compared to no catastrophe losses in the first quarter of 2013.

Syndicate 1200

Syndicate 1200 reported gross written premiums of $133.6 million in the first quarter, up $7.5 million or 6.0% from the first quarter of 2013. The growth was primarily in the Property division driven by strong renewal retentions and selective new business opportunities.  Net written premiums were up 3.6% to $76.7 million and earned premiums were up 9.2% to $99.3 million.  Underwriting income was $13.2 million for the quarter compared to $6.0 million for the first quarter of 2013, reflecting a combined ratio of 86.7% compared to 93.3% in the prior-year first quarter. Net favorable prior-year reserve development was $8.8 million in the first quarter of 2014 and represented 8.9 points on the combined ratio compared to $2.2 million or 2.5 points on the combined ratio in the first quarter of 2013. There were no catastrophe losses in the current or prior-year quarters.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, May 6, 2014, starting at 9:30 a.m. EDT (10:30 a.m. ADT).

A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii140506.html.  Participants inside the U.S. can access the call by phone by dialing (888) 317-6016.  Callers dialing from outside the U.S. can access the call by dialing +1 (412) 317-6016.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii140506.html.  In addition, a telephone replay of the call will be available through June 30, 2014, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10044752). Callers dialing from outside the U.S. can access the telephone replay by dialing +1 (412) 317-0088 (conference # 10044752).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31	December 31,
	2014	2013
	(unaudited)
Assets
Total investments	$4,118.5	$4,079.2
Cash	149.5	157.4
Accrued investment income	25.0	25.7
Receivables	1,349.2	1,611.9
Goodwill and intangible assets	238.5	239.8
Deferred acquisition costs, net	117.5	113.9
Ceded unearned premiums	251.9	196.3
Other assets	181.3	166.8
Total assets	$6,431.4	$6,591.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,042.4	$3,230.3
Unearned premiums	786.3	779.1
Ceded reinsurance payable, net	354.3	354.7
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	66.5	66.3
Junior subordinated debentures	193.3	193.3
Other liabilities	249.9	260.5
Total liabilities	4,836.5	5,028.0

Total shareholders' equity	1,594.9	1,563.0
Total liabilities and shareholders' equity	$6,431.4	$6,591.0

Book value per common share	$60.29	$58.96

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31
	2014	2013
	(unaudited)

Gross Written Premiums	$463.1	$438.2
Net Written Premiums	276.8	279.0

Earned Premiums	325.7	304.2
Net Investment Income	23.3	27.9
Net Realized Investment Gains and Other	11.1	9.5
Total Revenue	360.1	341.6

Losses and Loss Adjustment Expenses	182.5	170.5
Other Reinsurance-Related Expenses	0.0	5.1
Underwriting, Acquisition and Insurance Expenses	128.7	126.7
Interest Expense	5.0	4.9
Fee Expense, net	1.4	0.0
Foreign Currency Exchange Gain	(0.2)	(3.1)
Total Expenses	317.4	304.1

Income Before Taxes	42.7	37.5
Income Tax Provision	2.5	4.8
Net Income	$40.2	$32.7

Net Income per Common Share (Basic)	$1.52	$1.20

Net Income per Common Share (Diluted)	$1.49	$1.16

Weighted Average Common Shares:
Basic	26.5	27.2
Diluted	27.0	28.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended
	March 31
	2014	2013
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$140.0	$127.6
Net Written Premiums	98.2	100.8
Earned Premiums	117.5	105.1

Underwriting Income	$12.4	$4.6
Net Investment Income	9.3	10.9
Interest Expense	(1.6)	(1.6)
Operating Income Before Taxes	$20.1	$13.9
Loss Ratio	55.3	56.5
Expense Ratio	34.1	39.1
GAAP Combined Ratio	89.4%	95.6%
Commercial Specialty
Gross Written Premiums	$105.9	$106.1
Net Written Premiums	68.0	71.7
Earned Premiums	71.7	75.2

Underwriting Income (Loss)	$(1.1)	$1.0
Net Investment Income	4.7	5.9
Interest Expense	(0.8)	(0.9)
Fee (Expense) Income, net	(1.1)	(0.3)
Operating Income (Loss) Before Taxes	$1.7	$5.7

Loss Ratio	66.6	63.4
Expense Ratio	34.9	35.2
GAAP Combined Ratio	101.5%	98.6%
International Specialty
Gross Written Premiums	$83.2	$78.2
Net Written Premiums	33.5	32.2
Earned Premiums	37.0	32.7
	5.8
Underwriting Income (Loss)	$5.8	$3.3
Net Investment Income	1.8	2.3
Interest Expense	(0.8)	(0.8)
Operating Income Before Taxes	$6.8	$4.8

Loss Ratio	50.8	50.1
Expense Ratio	33.3	39.5
GAAP Combined Ratio	84.1%	89.6%
Syndicate 1200
Gross Written Premiums	$133.6	$126.1
Net Written Premiums	76.7	74.1
Earned Premiums	99.3	90.9

Underwriting Income	$13.2	$6.0
Net Investment Income	3.7	2.8
Interest Expense	(0.8)	(0.7)
Fee (Expense) Income, net	(0.3)	0.3
Operating Income Before Taxes	$15.8	$8.4

Loss Ratio	45.8	53.5
Expense Ratio	40.9	39.8
GAAP Combined Ratio	86.7%	93.3%

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Three Months
	Ended March 31,
Net Prior Year Development	2014	2013
(Favorable)/Unfavorable
E&S	$(8.0)	$(5.2)
Commercial Specialty	2.0	1.1
International Specialty	0.4	0.9
Syndicate 1200	(8.8)	(2.2)
Run-off	5.5	0.9
Total	$(8.9)	$(4.5)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)

Income Before Taxes:
From Operations	$31.4	$24.9
Foreign Currency Exchange Gain	0.2	3.1
Net Realized Investment Gains	11.1	9.5
Income Before Taxes	42.7	37.5
Income Tax Provision	2.5	4.8
Net Income	$40.2	$32.7

Net Income per Common Share (Diluted)	$1.49	$1.16

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (a)	1.27	1.06
Foreign Currency Exchange Gains (a)	(0.01)	(0.08)
Net Realized Investment Gains (a)	(0.33)	(0.27)

Operating Income per Common Share	0.93	0.71

(a) Per diluted share at assumed tax rate of 20%.

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